From:	DRYCLEAN USA. Inc. 290 NE 68 Street Miami, FL 33138 Michael Steiner (305) 754-4551 Venerando Indelicato (813) 814-0722

FOR IMMEDIATE RELEASE

DRYCLEAN USA, Inc. Declares Semi-annual Dividend

Miami, FL – March 30, 2007 – DRYCLEAN USA, Inc. (AMEX:DCU) today announced that the Board of Directors declared a $.04 per share semi-annual dividend, payable on May 1, 2007 to shareholders of record on April 13, 2007.

Venerando J. Indelicato, Chief Financial Officer of DRYCLEAN USA Inc., stated: “Positive cash flow generated by the Company enabled the Board of Directors to continue its liberal dividend policy by sharing its excess cash with its shareholders.”

DRYCLEAN USA, Inc. through its subsidiaries is one of the nation’s leading distributors of industrial laundry, dry cleaning machines and steam boilers. Its subsidiary, DRYCLEAN USA License Corp, is one of the largest franchise and license operations in the dry cleaning industry, currently consisting of over 400 franchised and license stores in the United States, the Caribbean and Latin America.

This press release contains certain information that is subject to a number of known and unknown risks and uncertainties that may cause actual results and trends to differ materially from those expressed or implied by the forward-looking statements. Information concerning such factors are discussed in Company reports filed with the Securities and Exchange Commission.